UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Each of The Orchard Enterprises, Inc. (“The Orchard”) and its subsidiaries, Orchard Enterprises NY, Inc. and Digital Rights Agency, Inc., entered into a Tiered Pricing Amendment with Apple, Inc., iTunes S.à.r.l. and certain affiliates of Apple, Inc., effective April 27, 2009, to the following agreements:

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 13, 2007, between Apple, Inc. and The Orchard;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 13, 2007, between iTunes S.à.r.l. and The Orchard;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 16, 2007, between Apple, Inc. and The Orchard;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 16, 2007, between iTunes S.à.r.l. and The Orchard;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 12, 2007, between Apple, Inc. and Orchard Enterprises NY, Inc.;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 14, 2007, between iTunes S.à.r.l. and Orchard Enterprises NY, Inc.;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 13, 2007, between Apple, Inc. and Digital Rights Agency, Inc.;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of October 13, 2007, between iTunes S.à.r.l. and Digital Rights Agency, Inc.;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of August 6, 2008, between Apple, Inc. and The Orchard;

●	Amended and Restated Digital Music Download Sales Agreement, effective as of August 6, 2008, between iTunes S.à.r.l. and The Orchard;

The Tiered Pricing Amendment establishes the wholesale pricing for the tiered pricing structure for audio, video, DRM-free upgrade, music video and Complete My Album downloads (CMA) set by the Apple iTunes Music Service in the territory covered by the applicable Amended and Restated Digital Music Download Sales Agreement. The amendment also permits The Orchard and its subsidiaries to designate pricing tiers for their content delivered to Apple Inc. and/or iTunes S.à.r.l., subject to certain restrictions.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: April 30, 2009	By:	/s/ Greg Scholl
Name: Greg Scholl
Title: Chief Executive Officer